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EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-101199 of USA Interactive on Form S-4 of our report dated February 4, 2002 (March 9, 2002 as to Note 15 of the financial statements), appearing in the Transition Report on Form 10-K of Expedia, Inc. and subsidiaries for the six-month period ended December 31, 2001, and to the reference to us under the heading "Experts" in the Information Statement/Prospectus, which is part of this Registration Statement, as amended.

DELOITTE & TOUCHE LLP
Seattle, Washington
December 11, 2002

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EXHIBIT 23.3--Consent of Deloitte &&; Touche LLP
INDEPENDENT AUDITORS' CONSENT